EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Telestone Technologies Corporation, a Delaware corporation (the “Company”) on Form 10-Q/A for the three month period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John Mangel, III, Chief Financial Officer, Executive Vice President and Director (Principal Financial and Accounting Officer) of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Telestone Technologies Corporation, and will be retained by Telestone Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/   John Mangel, III

John Mangel, III, Chief Financial Officer,

Executive Vice President and Director

(Principal Financial and Accounting Officer)

Date:  August 31, 2004